UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2022

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 31, 2022, Citrix Systems, Inc., a Delaware Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Picard Parent, Inc., a Delaware corporation (“Parent”), Picard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and, for certain limited purposes detailed in the Merger Agreement, TIBCO Software, Inc., a Delaware corporation (“TIBCO”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub were formed by TIBCO, an indirect subsidiary of an affiliate of Vista Equity Partners (“Vista”). Vista is partnering with Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P. (“Elliott”), to acquire all of the Company’s outstanding shares of common stock (the “Company Common Stock”) for $104.00 per share in cash, as described in more detail below.

The Merger is to become effective, upon the terms and subject to the conditions of the Merger Agreement, on such date and at such time when a certificate of merger (the “Certificate of Merger”) has been duly filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”). At the Effective Time, each share of Company Common Stock (other than shares (i) held in the treasury of the Company or owned by Parent or Merger Sub and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically cancelled and converted into the right to receive $104.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes. The Merger Agreement was approved by the board of directors of the Company (the “Board”), upon the recommendation of a special committee of independent members of the Board (the “Transaction Committee”). The Board, upon recommendation of the Transaction Committee, resolved to recommend approval of the Merger Agreement to the Company’s stockholders (the “Company Recommendation”).

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, and certain limited representations and covenants of TIBCO, including, among others, covenants by the Company to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent. The Merger Agreement also contains customary termination provisions for both the Company and Parent, as described in more detail below.

The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding shares of Company Common Stock (the “Stockholder Approval”) at a meeting of the Company’s stockholders held for such purpose (the “Stockholder Meeting”), the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain other approvals, clearances or expirations of waiting periods under other antitrust laws and foreign investment screening laws, and other customary closing conditions. The Closing is not subject to a financing condition.

The Company is subject to a customary “no-shop” provision whereby, subject to certain exceptions, it is prohibited from (i) entering into discussions concerning, or providing confidential information in connection with, any alternative transaction and (ii) withholding, withdrawing, amending or modifying in a manner adverse to Parent the Company Recommendation. The “no shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that could reasonably be expected to lead to an alternative transaction that the Board determines would be more favorable, from a financial point of view, to the Company’s stockholders than the Merger (a “Superior Proposal”). Under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, the Company is permitted to terminate the Merger Agreement prior to receipt of the Stockholder Approval to accept a Superior Proposal, subject to the payment of a termination fee of $409 million (the “Company Termination Fee”).

The Company is also required to pay the Company Termination Fee (i) if Parent terminates because the Board withdraws or otherwise acts in a manner adverse to the Company Recommendation (an “Adverse Recommendation Change”) or if either party terminates because the Company was unable to obtain the Stockholder Approval following an Adverse Recommendation Change, or (ii) if either party terminates because the Company was unable to obtain the Stockholder Approval or because the Merger has not occurred by October 31, 2022 (or as extended in accordance with the Merger Agreement, the “End Date”), an acquisition proposal is made or announced after the date of the Merger Agreement and before such termination, and within 12 months of the date of such termination, the Company enters into a definitive agreement in respect of such acquisition proposal. In no event would the Company be required to pay a termination fee on more than one occasion.

The Merger Agreement provides that Parent shall pay the Company an $818 million termination fee (the “Parent Termination Fee”) (i) if the Company terminates the Merger Agreement due to certain uncured breaches by Parent, Merger Sub or TIBCO or because Parent fails to consummate the Merger after all conditions are met (other than those conditions that would be and are capable of being satisfied at Closing) or (ii) if Parent terminates because the Merger has not been consummated by the End Date, and at the time of such termination, the Company could have terminated because of the conditions in clause (i) above.

Immediately prior to the Effective Time:

•

Each vested option to purchase shares of Company Common Stock shall be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company stock option, by (ii) the aggregate number of shares of Company Common Stock that would have been issuable upon exercise of such Company Stock Option immediately prior to the Effective Time;

•

Each unvested option to purchase shares of Company Common Stock shall be automatically cancelled and converted into the contingent right to receive an aggregate amount in cash (each, a “Converted Cash Award”) equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company stock option, by (ii) the aggregate number of shares of Company Common Stock that would have been issuable upon exercise of such Company Stock Option immediately prior to the Effective Time;

•

Each outstanding deferred stock unit award covering shares of Company Common Stock (including any restricted stock units deferred pursuant to the Company’s stock plans) (the “Company DSU Awards”), whether or not vested, shall be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company DSU Award by (ii) the Merger Consideration;

•

Each outstanding restricted stock unit award that is not subject to performance-based vesting (the “Company RSU Awards”) shall be automatically canceled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company RSU Award by (ii) the Merger Consideration; and

•

Each outstanding restricted stock unit award that is subject to performance-based vesting (“Company PRSU Awards”) shall be deemed earned for such number of shares of Company Common Stock as determined in accordance with the terms of the applicable award agreement, and such Company PRSU Awards shall be automatically canceled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company PRSU Award (as deemed earned) by (ii) the Merger Consideration.

Each of the Converted Cash Awards assumed and converted as described above shall continue to have, and shall be subject to, the same terms and conditions (including vesting, acceleration of vesting and forfeiture) as applied to the corresponding Company stock option, Company RSU Award or Company PRSU Awards, as applicable, immediately prior to the Effective Time.

With respect to the Company’s 2015 Employee Stock Purchase Plan, (the “ESPP”), each individual participating in an offering or a purchase period currently in progress will not be permitted to increase his or her payroll contribution rate pursuant to the ESPP or make separate non-payroll contributions to the ESPP, and no individual who is not participating in the ESPP with respect to any current offering shall be allowed to commence participation in the ESPP. In addition, the final exercise date for the offering in progress shall be the earlier of the regularly scheduled final exercise date for such offering and the date that is no later than five calendar days prior to the Effective Time (the “Final Exercise Date”), and each participant’s accumulated contributions under the ESPP shall be used to purchase shares as of the Final Exercise Date in accordance with the terms of the ESPP. No further offerings or purchase periods shall commence pursuant to the ESPP, and the ESPP shall terminate immediately prior to the date on which the Effective Time occurs. All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive Merger Consideration.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure schedule made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash on hand at TIBCO and the Company, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of Parent and Merger Sub and to repay the Company’s outstanding debt. Elliott Associates, L.P. and Elliott International, L.P., funds affiliated with Elliott, have committed, pursuant to an equity commitment letter dated as of January 31, 2022 (the “Equity Commitment Letter”), to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount of $2.275 billion, on the terms and subject to the conditions set forth in the Equity Commitment Letters. Such funds, Vista and TIBCO have executed limited guarantees in favor of the Company to guarantee, subject to certain limitations, the payment of the Parent Termination Fee and certain other expense and indemnification obligations under the Merger Agreement.

Certain institutional investors (collectively, the “Preferred Investors”) have committed, pursuant to a commitment letter dated as of January 31, 2022 (the “Preferred Equity Commitment Letter”), to purchase, directly or through one or more of their respective affiliates or managed funds, preferred equity interests (the “Preferred Equity Interests”) to be issued by Picard Holdco, LLC, a Delaware limited liability company and an indirect parent entity of Balboa Intermediate Holdings, LLC, a Delaware limited liability company, at or prior to the Effective Time, with an aggregate initial liquidation preference amount of up to $2.5 billion, on the terms and subject to the conditions set forth in the Preferred Equity Commitment Letter (the “Preferred Financing”). The obligations of the Preferred Investors to purchase the Preferred Equity Interests pursuant to the Preferred Equity Commitment Letter are subject to a number of conditions, including the receipt of executed investor documentation, accuracy of representations and warranties, consummation of the transactions contemplated in the Merger Agreement and contribution of the equity contemplated by the Equity Commitment Letter.

Bank of America, N.A., Credit Suisse AG, Goldman Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, KKR Capital Markets LLC, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc. and Royal Bank of Canada (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) for the Merger consisting of (i) a senior secured term loan facility in an aggregate principal amount equal to $7.05 billion, (ii) a senior secured revolving credit facility in an aggregate principal amount equal to $1.0 billion, (iii) a senior secured bridge term facility in an aggregate principal amount equal to $4.0 billion and (iv) an unsecured bridge term facility in an aggregate principal amount equal to $3.95 billion, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of January 31, 2022 and delivered to the Company in advance of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the transactions contemplated in the Merger Agreement, contribution of the equity contemplated by the Equity Commitment Letters, and completion of the designated marketing period.

Voting Agreement

In connection with the execution of the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with certain funds affiliated with Elliott under which such stockholders agreed, among other things, to vote their shares of Company Common Stock owned of record or beneficially for approval of the Merger and certain other related matters. The Voting Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Item 2.02.	Results of Operations and Financial Condition.

The information under this Item 2.02, including the earnings release attached hereto as Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On January 31, 2022, the Company announced its financial results for the quarter and fiscal year ended December 31, 2021 by issuing an earnings release. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 8.01	Other Events

On January 31, 2022, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

This report has been prepared in respect of the proposed transaction involving the Company and affiliates of Vista and Elliott, and may be deemed to be soliciting material relating to the Merger. In connection with the transaction, the Company will file a proxy statement on Schedule 14A relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, the Company may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of the Company are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the Merger and related matters. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of the Company’s website at www.investors.citrix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the Merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Stockholder Meeting and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the Stockholder Approval; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed Merger or the failure to satisfy any of the other conditions to the completion of the proposed Merger; (iv) any difficulties of Vista or Elliott in financing the Merger as a result of uncertainty or adverse developments in the debt or equity capital markets or otherwise; (v) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed Merger; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (viii) the ability to meet expectations regarding the timing and completion of the proposed Merger; (ix) significant costs associated with the proposed Merger; (x) potential litigation relating to the proposed Merger; (xi) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; and (xii) the other risks, uncertainties and factors detailed in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K, filed February 8, 2021 and subsequent Quarterly Reports on Form 10-Q. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated January 31, 2022, by and between Citrix Systems, Inc., Picard Parent, Inc., Picard Merger Sub, Inc. and TIBCO Software, Inc.

99.1+	Fourth quarter earnings release, dated January 31, 2022, of Citrix Systems, Inc.

99.2	Press release, dated January 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Executive Vice President and Chief Legal Officer

Date: January 31, 2022